EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 28, 2001, except for Note 13, as to which the date is October 25, 2001, which appears in the Annual Report on Form 10-K/A, of Fonar Corporation and Subsidiaries for the year ended June 30, 2001 and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/Grassi & Co., CPA's, P.C.
Grassi & Co., CPA's, P.C.

New York, New York
January 11, 2002